Exhibit 99.2

Capricor Therapeutics Announces Plans to Expand Clinical
Development Program in Duchenne Muscular Dystrophy to
Evaluate Peripheral and Respiratory Muscle Function

Planning Submission to Conduct Clinical Trial of Systemically-Delivered CAP-1002

To Explore Repeat Dosing Possibility of CAP-1002 in HOPE Clinical Trial Participants

Company to Host Conference Call and Webcast Today at 5:00 p.m. ET

LOS ANGELES, November 10, 2016 – Capricor Therapeutics, Inc. (NASDAQ: CAPR), a clinical-stage biotechnology company developing first-in-class biological therapies for cardiac and other serious medical conditions, today announced that it intends to expand its CAP-1002 clinical development program in Duchenne muscular dystrophy (DMD) to encompass the skeletal muscle aspects of the disease, in addition to the cardiac complications. Based on preclinical data in DMD models that show significant improvement in skeletal, including diaphragmatic, muscle function with CAP-1002 (allogeneic cardiosphere-derived cells), Capricor is designing a clinical trial to evaluate the potential ability of CAP-1002 to benefit skeletal muscle function in boys and young men with DMD. In the planned study, the medication will be given by systemic intra-vascular administration. This trial is expected to begin in 2017 subject to regulatory approval, and is intended to enroll people with DMD irrespective of their mutation or ambulatory status.

Linda Marbán, Ph.D., president and chief executive officer, said, “In a standard preclinical model of DMD, CAP-1002 is able to positively affect peripheral and respiratory muscles and to partially restore muscle cell energetics and function. These encouraging results indicate that CAP-1002 has the potential to not only address the heart disease in Duchenne, but to also treat the progressive failure that occurs in the peripheral and respiratory musculature. Toward this goal, we have developed a formulation of CAP-1002 that can be infused into the systemic circulation. We are hopeful that the muscle function improvements we have observed in preclinical models can be recapitulated in boys and young men with DMD.”

Capricor is currently conducting the randomized, controlled Phase I/II HOPE clinical trial of CAP-1002 in DMD-associated cardiomyopathy. In HOPE, 13 patients received a single dose of CAP-1002 via intra-coronary triple-vessel infusion and 12 patients are receiving usual care, with those randomized to the control arm to be eligible to receive CAP-1002 following the completion of their 12-month follow-up. Subject to regulatory review, Capricor is exploring the possibility of re-dosing patients in the active arm who complete the 12-month trial period. It is hoped that patients who initially respond to CAP-1002 will become eligible for repeat dosing.

Barry J. Byrne, M.D., Ph.D., Director of the Powell Gene Therapy Center and Professor of Pediatrics and Molecular Genetics & Microbiology at the University of Florida, and Principal Investigator of the HOPE-Duchenne clinical trial, stated, “The prospect of sustainably preserving heart function in DMD via repeated dosing of CAP-1002 is supported by studies in preclinical models. We look forward to learning more about the treatment potential of CAP-1002 through an amendment to the HOPE trial, as well as through the anticipated trial of CAP-1002 to be given by systemic intra-vascular administration.”

About the HOPE Clinical Trial

The Phase I/II HOPE-Duchenne clinical trial is a randomized, open-label, multi-center study in boys with DMD-associated cardiomyopathy, defined as the presence of scar tissue in at least four left ventricular segments as determined by magnetic resonance imaging (MRI). Of the 25 subjects enrolled, 13 subjects were randomized to the active treatment arm and received CAP-1002 via intracoronary infusion into each of the three main coronary arteries during a single procedure. The 12 subjects randomized to the control arm are receiving usual care and did not receive an infusion.

The primary outcome measures of the HOPE trial include a broad assessment of safety and tolerability of CAP-1002. Efficacy will be evaluated according to pre-specified secondary outcome measures, including absolute and relative changes in cardiac scar tissue and cardiac function as measured by MRI, as well as performance on the Six-Minute Walk Test (6MWT), scoring on the Performance of the Upper Limb (PUL) test, and scoring on the Pediatric Quality of Life Inventory (PedsQL). Capricor expects to report top-line six-month results from HOPE early in the second quarter of 2017.

The HOPE-Duchenne trial is being conducted at Cincinnati Children's Hospital Medical Center in Cincinnati, Ohio, Cedars-Sinai Heart Institute in Los Angeles, California, and the University of Florida in Gainesville, Florida. HOPE-Duchenne is being funded in part through the support of the California Institute for Regenerative Medicine.

About Duchenne Muscular Dystrophy (DMD)

DMD is believed to afflict approximately 20,000 boys and young men in the U.S. It is caused by a genetic abnormality in the dystrophin complex, a structural element which plays a critical role in muscle fiber integrity, and leads to chronic skeletal and cardiac muscle damage. Following years of progressive weakness, patients often die in their twenties. Heart disease is currently the most common cause of death among those with DMD.

Conference Call and Webcast

Capricor management will hold a conference call at 5:00 p.m. ET today. The live call may be accessed by dialing (866)-320-0174 for domestic callers and (785) 424-1631 for international callers, and by using "CAPRICOR" as the conference ID. Access to the live webcast as well as the link to the replay of the call can be found at http://capricor.com/news/events/. The webcast will be archived for approximately 30 days.

About Capricor Therapeutics

Capricor Therapeutics, Inc. (NASDAQ: CAPR) is a clinical-stage biotechnology company focused on the discovery, development and commercialization of first-in-class biological therapies for the treatment of cardiac and other serious medical conditions. Capricor's lead candidate, CAP-1002, is a cardiac cell therapy that is currently being evaluated for the treatment of heart disease associated with Duchenne muscular dystrophy and myocardial infarction (heart attack). Capricor is advancing its proprietary exosome product candidate, CAP-2003, for the treatment of ophthalmic disorders and is exploring other therapeutic areas. Capricor's portfolio also features Cenderitide, a dual natriuretic peptide receptor agonist, which may have application for the outpatient treatment of advanced heart failure and other potential indications. For additional information, visit www.capricor.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor's product candidates; the initiation, conduct, size, timing and results of discovery efforts and clinical trials; the pace of enrollment of clinical trials; plans regarding regulatory filings, future research and clinical trials; plans regarding current and future collaborative activities and the ownership of commercial rights; scope, duration, validity and enforceability of intellectual property rights; future royalty streams, expectations with respect to the expected use of proceeds from the recently completed offering and the anticipated effects of the offerings, and any other statements about Capricor's management team's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact Capricor's business are set forth in Capricor's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on March 30, 2016, in its Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on September 28, 2015, and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, as filed with the Securities and Exchange Commission on August 15, 2016. All forward-looking statements in this press release are based on information available to Capricor as of the date hereof, and Capricor assumes no obligation to update these forward-looking statements.

CAP-1002 and Cenderitide are Investigational New Drugs and are not approved for any indications. Capricor's exosomes technology, including CAP-2003, has not yet been approved for clinical investigation.

For more information, please contact:

Corporate
Capricor Therapeutics, Inc.
AJ Bergmann, Vice President of Finance
+1-310-358-3200
abergmann@capricor.com

Investor Relations
Argot Partners
Kimberly Minarovich
+1-212-600-1902
kimberly@argotpartners.com

Media
Argot Partners
Eliza Schleifstein
+1-917-763-8106
eliza@argotpartners.com